EXHIBIT 4.1

                              DATED NOVEMBER, 2002


                             HOLMES FUNDING LIMITED
                                   ("FUNDING")


                          HOLMES FINANCING (NO. 6) PLC
                              (the "SIXTH ISSUER")


                       JPMORGAN CHASE BANK, LONDON BRANCH
                            (the "SECURITY TRUSTEE")


                       JPMORGAN CHASE BANK, LONDON BRANCH
                               (the "AGENT BANK")






            --------------------------------------------------------
                                LOAN CONFIRMATION
                    SIXTH ISSUER INTERCOMPANY LOAN AGREEMENT
            ---------------------------------------------------------


                                  ALLEN & OVERY
                                     London


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                                    CONTENTS

CLAUSE                                                                      PAGE

1.    Interpretation.........................................................  1
2.    Intercompany Loan Terms and Conditions.................................  2
3.    The Sixth Issuer Term Advances.........................................  2
4.    Interest...............................................................  4
5.    Repayment..............................................................  6
6.    Certain Fees, Etc...................................................... 11
7.    Application of Certain Provisions...................................... 13
8.    Declaration of Trust................................................... 13
9.    Addresses.............................................................. 14

SCHEDULE

1.    Conditions Precedent in Respect of Drawdown............................ 16

SIGNATORIES.................................................................. 19



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THIS AGREEMENT is dated ___ November, 2002

BETWEEN:

(1) HOLMES FUNDING LIMITED (registered in England and Wales No. 3982428) whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN ("FUNDING");

(2) HOLMES FINANCING (NO. 6) PLC (registered in England and Wales No. 4359738) whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (the "SIXTH ISSUER");

(3) JPMORGAN CHASE BANK, LONDON BRANCH, formerly known as The Chase Manhattan Bank, London Branch whose offices are at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the "SECURITY TRUSTEE" which expression shall include such person and all other persons for the time being acting as the security trustee or trustees pursuant to the Funding Deed of Charge); and

(4) JPMORGAN CHASE BANK, LONDON BRANCH, formerly known as The Chase Manhattan Bank, London Branch whose offices are at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the "AGENT BANK" which expression shall include such person and all other persons for the time being acting as the agent bank pursuant to the Sixth Issuer Paying Agent and Agent Bank Agreement).

IT IS AGREED as follows:

1.      INTERPRETATION

1.1 The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on ___ November, 2002 (and as the same may be further amended, varied or supplemented from time to time with the consent of the parties hereto) and the Sixth Issuer Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on ___ November, 2002 are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and/or the Sixth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Amended and Restated Master Definitions and Construction Schedule and CLAUSE 2 of the Sixth Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule, the Sixth Issuer Master Definitions and Construction Schedule shall prevail.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Term and Conditions to:

        "Closing Date" means the ___ November, 2002;
        "Intercompany Loan" means the Sixth Issuer Intercompany Loan; "Intercompany Loan Agreement" means the Sixth Issuer Intercompany Loan Agreement;
        "Intercompany Loan Confirmation" means the Sixth Issuer Intercompany Loan Confirmation;


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                                       2

        "Issuer" means the Sixth Issuer;
        "Issuer Transaction Account" means the Sixth Issuer Sterling Account; "Liquidity Facility Agreement" means the Sixth Issuer Liquidity Facility Agreement;
        "Notes" means the Sixth Issuer Notes; and
        "Sixth Issuer Term Advances" has the meaning given in the Sixth Issuer Master Definitions and Construction Schedule.

2.      INTERCOMPANY LOAN TERMS AND CONDITIONS

        Each of the parties to this Agreement agree that the Intercompany Loan Terms and Conditions signed by Funding and the Security Trustee for the purposes of identification on 26th July, 2000, as amended by the Amendment Agreement to the Intercompany Loan Terms and Conditions made between Funding, Holmes Financing (No. 1) PLC, the Security Trustee and the Agent Bank on 29th November, 2000 and the Second Amendment Agreement to the Intercompany Loan Terms and Conditions made between Funding, Holmes Financing (No.1) PLC, Holmes Financing (No.2) PLC, Holmes Financing (No.3) PLC, the Security Trustee and the Agent Bank on 5th July 2001, and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to "THIS AGREEMENT" shall be construed accordingly.

3.      THE SIXTH ISSUER TERM ADVANCES

3.1     SIXTH ISSUER TERM AAA ADVANCES

        On and subject to the terms of this Agreement, the Sixth Issuer grants to Funding a term loan which consists of the following sub loans:

        (a) the series 1 term AAA advance in the maximum aggregate principal amount of (pound)[638,000,000] (the "SIXTH ISSUER SERIES 1 TERM AAA ADVANCE") and which corresponds to the principal amount upon issue of the Series 1 Class A Sixth Issuer Notes;

        (b) the series 2 term AAA advance in the maximum aggregate principal amount of (pound)[798,000,000] (the "SIXTH ISSUER SERIES 2 TERM AAA ADVANCE") and which corresponds to the principal amount upon issue of the Series 2 Class A Sixth Issuer Notes;

        (c) the series 3 term AAA advance in the maximum aggregate principal amount of (pound)[752,000,000] (the "SIXTH ISSUER SERIES 3 TERM AAA ADVANCE") and which corresponds to the principal amount upon issue of the Series 3 Class A Sixth Issuer Notes;

        (d) the series 4A1 term AAA advance in the maximum aggregate principal amount of (pound)[479,000,000] (the "SIXTH ISSUER SERIES 4A1 TERM AAA ADVANCE") and which corresponds to the principal amount upon issue of the Series 4 Class A1 Sixth Issuer Notes;

        (e) the series 4A2 term AAA advance in the maximum aggregate principal amount of (pound)[299,000,000] (the "SIXTH ISSUER SERIES 4A2 TERM AAA ADVANCE") and which corresponds to the principal amount upon issue of the Series 4 Class A2 Sixth Issuer Notes; and


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        (f)     the series 5 term AAA advance in the maximum aggregate principal amount of (pound)[750,000,000] (the "SIXTH ISSUER SERIES 5 TERM AAA ADVANCE") and which corresponds to the principal amount upon issue of the Series 5 Class A Sixth Issuer Notes,

        and together the Sixth Issuer Series 1 Term AAA Advance, the Sixth Issuer Series 2 Term AAA Advance, the Sixth Issuer Series 3 Term AAA Advance, the Sixth Issuer Series 4A1 Term AAA Advance, the Sixth Issuer Series 4A2 Term AAA Advance and the Sixth Issuer Series 5 Term AAA Advance are referred to herein as the "SIXTH ISSUER TERM AAA ADVANCES".

3.2     SIXTH ISSUER TERM AA ADVANCES

        On and subject to the terms of this Agreement, the Sixth Issuer grants to Funding a term loan which consists of the following sub loans:

        (a) the series 1 term AA advance in the maximum aggregate principal amount of (pound)[21,000,000] (the "SIXTH ISSUER SERIES 1 TERM AA ADVANCE") and which corresponds to the principal amount upon issue of the Series 1 Class B Sixth Issuer Notes;

        (b) the series 2 term AA advance in the maximum aggregate principal amount of (pound)[26,000,000] (the "SIXTH ISSUER SERIES 2 TERM AA ADVANCE") and which corresponds to the principal amount upon issue of the Series 2 Class B Sixth Issuer Notes;

        (c) the series 3 term AA advance in the maximum aggregate principal amount of (pound)[25,000,000] (the "SIXTH ISSUER SERIES 3 TERM AA ADVANCE") and which corresponds to the principal amount upon issue of the Series 3 Class B Sixth Issuer Notes;

        (d) the series 4 term AA advance in the maximum aggregate principal amount of (pound)[26,000,000] (the "SIXTH ISSUER SERIES 4 TERM AA ADVANCE") and which corresponds to the principal amount upon issue of the Series 4 Class B Sixth Issuer Notes; and

        (e) the series 5 term AA advance in the maximum aggregate principal amount of (pound)[25,000,000] (the "SIXTH ISSUER SERIES 5 TERM AA ADVANCE") and which corresponds to the principal amount upon issue of the Series 5 Class B Sixth Issuer Notes, and together the Sixth Issuer Series 1 Term AA Advance, the Sixth Issuer Series 2 Term AA Advance, the Sixth Issuer Series 3 Term AA Advance, the Sixth Issuer Series 4 Term AA Advance and the Sixth Issuer Series 5 Term AA Advance are referred to herein as the "SIXTH ISSUER TERM AA ADVANCES".

3.3     SIXTH ISSUER TERM BBB ADVANCES

        On and subject to the terms of this Agreement, the Sixth Issuer grants to Funding a term loan which consists of the following sub loans:

        (a) the series 1 term BBB advance in the maximum aggregate principal amount of (pound)[36,000,000] (the "SIXTH ISSUER SERIES 1 TERM BBB ADVANCE") and which


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                corresponds to the principal amount upon issue of the Series 1
                Class C Sixth Issuer Notes;

        (b) the series 2 term BBB advance in the maximum aggregate principal amount of (pound)[45,000,000] (the "SIXTH ISSUER SERIES 2 TERM BBB ADVANCE") and which corresponds to the principal amount upon issue of the Series 2 Class C Sixth Issuer Notes;

        (c) the series 3 term BBB advance in the maximum aggregate principal amount of (pound)[43,000,000] (the "SIXTH ISSUER SERIES 3 TERM BBB ADVANCE") and which corresponds to the principal amount upon issue of the Series 3 Class C Sixth Issuer Notes;

        (d) the series 4 term BBB advance in the maximum aggregate principal amount of (pound)[44,000,000] (the "SIXTH ISSUER SERIES 4 TERM BBB ADVANCE") and which corresponds to the principal amount upon issue of the Series 4 Class C Sixth Issuer Notes; and

        (e) the series 5 term BBB advance in the maximum aggregate principal amount of (pound)[43,000,000] (the "SIXTH ISSUER SERIES 5 TERM BBB ADVANCE") and which corresponds to the principal amount upon issue of the Series 5 Class C Sixth Issuer Notes, and together the Sixth Issuer Series 1 Term BBB Advance, the Sixth Issuer Series 2 Term BBB Advance, the Sixth Issuer Series 3 Term BBB Advance, the Sixth Issuer Series 4 Term BBB Advance and the Sixth Issuer Series 5 Term BBB Advance are referred to herein as the "SIXTH ISSUER TERM BBB ADVANCES".

3.4     TERM ADVANCE RATING

        The Term Advance Rating in respect of the Sixth Issuer Term AAA Advances shall be AAA/AAA/Aaa, the Term Advance Rating in respect of the Sixth Issuer Term AA Advances shall be AA/AA/Aa3 and the Term Advance Rating in respect of the Sixth Issuer Term BBB Advances shall be BBB/BBB/Baa2.

3.5     CONDITIONS PRECEDENT

        Save as the Sixth Issuer and the Security Trustee may otherwise agree, the Sixth Issuer Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding that it or its advisers have received all the information and documents listed in
        Schedule 1 in form and substance satisfactory to the Security Trustee and the Sixth Issuer has acceded to the Funding Deed of Charge pursuant to the Fifth Deed of Accession.

4.      INTEREST

4.1     RATE OF INTEREST TO FIRST INTEREST PAYMENT DATE

        On the Closing Date the Agent Bank will determine the "INITIAL RELEVANT SCREEN RATE" (as defined below) in respect of each Sixth Issuer Term Advance at or about 11.00 a.m. (London time) on that date. If the Initial Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotations to leading banks for two-month and three-month sterling deposits of (pound)10,000,000, in the London inter-bank market as at or about 11.00 a.m. (London time) on


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        such Closing Date. The Term Advance Rates of Interest for the first
        Interest Period shall be the aggregate of (1) the Relevant Margin and
        (2) the Initial Relevant Screen Rate or, if the Initial Relevant Screen Rate is unavailable, the linear interpolation of the arithmetic mean of such offered quotations for [two-month] sterling deposits and the arithmetic mean of such offered quotations for [three-month] sterling deposits (rounded upwards, if necessary, to five decimal places).

        "INITIAL RELEVANT SCREEN RATE" means the linear interpolation of the arithmetic mean of the offered quotations to leading banks for [two-month] sterling deposits and the arithmetic mean of the offered quotations to leading banks for [three-month] sterling deposits (rounded upwards if necessary to five decimal places) displayed on the Dow-Jones/Telerate monitor at Telerate page number 3750.

4.2     TERM ADVANCE RATES OF INTEREST

        The Term Advance Rate of Interest payable on each Term Advance shall be LIBOR for three month sterling deposits as determined in accordance with CLAUSE 6 of the Intercompany Loan Terms and Conditions plus a "RELEVANT MARGIN" which shall be:

(a) in respect of the Sixth Issuer Series 1 Term AAA Advance, a margin of ___ per cent. per annum;

(b) in respect of the Sixth Issuer Series 2 Term AAA Advance, a margin of ___ per cent. per annum;

(c) in respect of the Sixth Issuer Series 3 Term AAA Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;

(d) in respect of the Sixth Issuer Series 4A1 Term AAA Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;

(e) in respect of the Sixth Issuer Series 4A2 Term AAA Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [October 2007] and thereafter ___ per cent. per annum;

(f) in respect of the Sixth Issuer Series 5 Term AAA Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;

(g) in respect of the Sixth Issuer Series 1 Term AA Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;

(h) in respect of the Sixth Issuer Series 2 Term AA Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;

(i) in respect of the Sixth Issuer Series 3 Term AA Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;


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(j)     in respect of the Sixth Issuer Series 4 Term AA Advance, a margin of ___
        per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;

(k) in respect of the Sixth Issuer Series 5 Term AA Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;

(l) in respect of the Sixth Issuer Series 1 Term BBB Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;

(m) in respect of the Sixth Issuer Series 2 Term BBB Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;

(n) in respect of the Sixth Issuer Series 3 Term BBB Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum;

(o) in respect of the Sixth Issuer Series 4 Term BBB Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum; and

(p) in respect of the Sixth Issuer Series 5 Term BBB Advance, a margin of ___ per cent. per annum up to (and including) the Interest Period ending in [April 2008] and thereafter ___ per cent. per annum.

4.3     INTEREST PERIODS

        The first Interest Period shall commence on (and include) the Closing Date and end on (but exclude) the Interest Payment Date falling in [January 2003]. Each subsequent Interest Period shall commence on (and include) an Interest Payment Date and end on (but exclude) the following Interest Payment Date.

5.      REPAYMENT

5.1     REPAYMENT SUBJECT TO TERMS OF THE FUNDING DEED OF CHARGE

        The terms and provisions of this CLAUSE 5 are to be read subject to the provisions of Part II of Schedule 3 to the Funding Deed of Charge (as amended by the First Deed of Accession, the Second Deed of Accession, the Third Deed of Accession, the Fourth Deed of Accession and the Fifth Deed of Accession) and as the same may be further amended or varied from time to time in accordance with the terms of the Funding Deed of Charge.

5.2 REPAYMENT OF SIXTH ISSUER TERM AAA ADVANCES PRIOR TO A TRIGGER EVENT, ENFORCEMENT OF THE FUNDING SECURITY OR ENFORCEMENT OF THE SIXTH ISSUER SECURITY

        Prior to the occurrence of a Trigger Event, enforcement of the Funding Security or enforcement of the Sixth Issuer Security, Funding shall repay to the Sixth Issuer:

        (a) the Sixth Issuer Series 1 Term AAA Advance pursuant to the Sixth Issuer Series 1 Term AAA Advance Repayment Schedule beginning on the Interest Payment Date


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                                       7


                falling in [July 2003] but if there are insufficient funds available to repay the Sixth Issuer Series 1 Term AAA Advance on theInterest Payment Date falling in [July 2003], then the shortfall shall be repaid on the subsequent Interest Payment Date falling in [October 2003] (together with any other amounts due on that Interest Payment Date on the Sixth Issuer Series 1 Term AAA Advance) from Funding Available Principal Receipts until the Sixth Issuer Series 1 Term AAA Advance is fully repaid;

        (b) the Sixth Issuer Series 2 Term AAA Advance on the Interest Payment Date falling in [April 2005] but if there are insufficient funds available to repay the Sixth Issuer Series 2 Term AAA Advance on such Interest Payment Date, then the shortfall shall be repaid on subsequent Interest Payment Dates from Funding Available Principal Receipts until the Sixth Issuer Series 2 Term AAA Advance is fully repaid;

        (c) the Sixth Issuer Series 3 Term AAA Advance on the Interest Payment Date falling in [April 2007] but if there are insufficient funds available to repay the Sixth Issuer Series 3 Term AAA Advance on such Interest Payment Date, then the shortfall shall be repaid on subsequent Interest Payment Dates from Funding Available Principal Receipts until the Sixth Issuer Series 3 Term AAA Advance is fully repaid; and

        (d) the Sixth Issuer Series 4 Term AAA Advances on the Interest Payment Date falling in [October 2007] but if there are insufficient funds available to repay the Sixth Issuer Series 4 Term AAA Advances on such Interest Payment Date, then the shortfall shall be repaid on subsequent Interest Payment Dates from Funding Available Principal Receipts until the Sixth Issuer Series 4 Term AAA Advances are fully repaid.

5.3 REPAYMENT OF SIXTH ISSUER TERM AA ADVANCES PRIOR TO A TRIGGER EVENT, OR ENFORCEMENT OF THE FUNDING SECURITY OR ENFORCEMENT OF THE SIXTH ISSUER SECURITY

        (a) Subject to CLAUSES 5.5 and 5.6 hereof, prior to the occurrence of a Trigger Event, enforcement of the Funding Security or enforcement of the Sixth Issuer Security, Funding shall repay to the Sixth Issuer:

                (i) on each Interest Payment Date falling on or after the Interest Payment Date on which the Sixth Issuer Series 1 Term AAA Advance is fully repaid, the Sixth Issuer Series 1 Term AA Advance to the extent of Funding Available Principal Receipts until the Sixth Issuer Series 1 Term AA Advance is fully repaid;

                (ii) on each Interest Payment Date falling on or after the Interest Payment Date on which the Sixth Issuer Series 2 Term AAA Advance is fully repaid, the Sixth Issuer Series 2 Term AA Advance to the extent of Funding Available Principal Receipts until the Sixth Issuer Series 2 Term AA Advance is fully repaid;

                (iii) on each Interest Payment Date falling on or after the Interest Payment Date on which the Sixth Issuer Series 3 Term AAA Advance is fully repaid, the Sixth Issuer Series 3 Term AA Advance to the extent of Funding Available Principal Receipts until the Sixth Issuer Series 3 Term AA Advance is fully repaid;

                (iv) on each Interest Payment Date falling on or after the Interest Payment Date on which the Sixth Issuer Series 4 Term AAA Advances are fully repaid, the


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                        Sixth Issuer Series 4 Term AA Advance to the extent of
                        Funding Available Principal Receipts until the Sixth Issuer Series 4 Term AA Advance is fully repaid; and

                (v) on each Interest Payment Date falling on or after the Interest Payment Date on which the Sixth Issuer Series 5 Term AAA Advance is fully repaid, the Sixth Issuer Series 5 Term AA Advance to the extent of Funding Available Principal Receipts until the Sixth Issuer Series 5 Term AA Advance is fully repaid.

        (b) If on any Interest Payment Date amounts are due and payable under a Sixth Issuer Term AA Advance when amounts are also due and payable under a Sixth Issuer Term AAA Advance, then Funding shall apply Funding Available Principal Receipts to repay the Sixth Issuer Term AAA Advance in priority to any amounts due under any Sixth Issuer Term AA Advance.

        (c) If on any Interest Payment Date amounts are due and payable under more than one Sixth Issuer Term AA Advance, then Funding shall apply Funding Available Principal Receipts to repay the Sixth Issuer Term AA Advances pro rata according to the respective amounts thereof.

5.4 REPAYMENT OF SIXTH ISSUER TERM BBB ADVANCES PRIOR TO A TRIGGER EVENT, ENFORCEMENT OF THE FUNDING SECURITY OR ENFORCEMENT OF THE SIXTH ISSUER SECURITY

        (a) Subject to CLAUSES 5.5 and 5.6 hereof, prior to the occurrence of a Trigger Event, enforcement of the Funding Security or enforcement of the Sixth Issuer Security, Funding shall repay to the Sixth Issuer:

                (i) on each Interest Payment Date falling on or after the Interest Payment Date on which the Sixth Issuer Series 1 Term AA Advance is fully repaid, the Sixth Issuer Series 1 Term BBB Advance to the extent of Funding Available Principal Receipts until the Sixth Issuer Series 1 Term BBB Advance is fully repaid;

                (ii) on each Interest Payment Date falling on or after the Interest Payment Date on which the Sixth Issuer Series 2 Term AA Advance is fully repaid, the Sixth Issuer Series 2 Term BBB Advance to the extent of Funding Available Principal Receipts until the Sixth Issuer Series 2 Term BBB Advance is fully repaid;

                (iii) on each Interest Payment Date falling on or after the Interest Payment Date on which the Sixth Issuer Series 3 Term AA Advance is fully repaid, the Sixth Issuer Series 3 Term BBB Advance to the extent of Funding Available Principal Receipts until the Sixth Issuer Series 3 Term BBB Advance is fully repaid; (iv) on each Interest Payment Date falling on or after the Interest Payment Date on which the Sixth Issuer Series 4 Term AA Advance is fully repaid, the Sixth Issuer Series 4 Term BBB Advance to the extent of Funding Available Principal Receipts until the Sixth Issuer Series 4 Term BBB Advance is fully repaid; and

                (v) on each Interest Payment Date falling on or after the Interest Payment Date on which the Sixth Issuer Series 5 Term AA Advance is fully repaid, the


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                        Sixth Issuer Series 5 Term BBB Advance to the extent of
                        Funding Available Principal Receipts until the Sixth Issuer Series 5 Term BBB Advance is fully repaid.

        (b) If on any Interest Payment Date amounts are due and payable under a Sixth Issuer Term BBB Advance when amounts are also due and payable under a Sixth Issuer Term AAA Advance and/or a Sixth Issuer Term AA Advance, then Funding shall apply Funding Available Principal Receipts to repay the Sixth Issuer Term AAA Advance and/or the Sixth Issuer Term AA Advance in priority to any amounts due under any Sixth Issuer Term BBB Advance.

        (c) If on any Interest Payment Date amounts are due and payable under more than one Term BBB Advance, then Funding shall apply Funding Available Principal Receipts to repay the Term BBB Advances pro rata according to the respective amounts thereof.

5.5 DEFERRAL OF REPAYMENTS ON THE SIXTH ISSUER TERM AA ADVANCES AND THE SIXTH ISSUER TERM BBB ADVANCES FOLLOWING A PRINCIPAL DEFICIENCY

        Prior to the occurrence of a Trigger Event, enforcement of the Funding Security or enforcement of the Sixth Issuer Security, principal repayments on the Sixth Issuer Term BBB Advances and the Sixth Issuer Term AA Advances will be deferred in the circumstances set out in paragraph 2 of PART II of SCHEDULE 3 to the Funding Deed of Charge.

5.6 REPAYMENT OF SIXTH ISSUER TERM ADVANCES AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE SIXTH ISSUER SECURITY

        On and from the Interest Payment Date following the occurrence of a Non-Asset Trigger Event but prior to enforcement of the Funding Security or enforcement of the Sixth Issuer Security, Funding shall repay the Sixth Issuer Term Advances on each Interest Payment Date from Funding Available Principal Receipts in the manner set out in PART II of
        SCHEDULE 3 to the Funding Deed of Charge.

5.7 REPAYMENT OF Sixth ISSUER TERM ADVANCES AFTER THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR ENFORCEMENT OF THE SIXTH ISSUER SECURITY

        Following the occurrence of an Asset Trigger Event but prior to enforcement of the Funding Security or enforcement of the Sixth Issuer Security, Funding shall repay the Sixth Issuer Term Advances on each Interest Payment Date from Funding Available Principal Receipts in the manner set out in PART II of SCHEDULE 3 to the Funding Deed of Charge.

5.8 REPAYMENT OF SIXTH ISSUER TERM ADVANCES FOLLOWING ENFORCEMENT OF THE SIXTH ISSUER SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

        Following the enforcement of the Sixth Issuer Security pursuant to the terms of the Sixth Issuer Deed of Charge but prior to enforcement of the Funding Security, Funding shall apply Funding Available Principal Receipts on each Interest Payment Date as follows:

        (a) firstly, pro rata and pari passu according to the respective amounts outstanding thereof, the Sixth Issuer Series 1 Term AAA Advance, the Sixth Issuer Series 2 Term AAA Advance, the Sixth Issuer Series 3 Term AAA Advance, the Sixth Issuer Series


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                4 Term AAA Advances and the Sixth Issuer Series 5 Term AAA
                Advance until all such Sixth Issuer Term AAA Advances are fully repaid;

        (b) secondly, pro rata and pari passu according to the respective amounts outstanding thereof, the Sixth Issuer Series 1 Term AA Advance, the Sixth Issuer Series 2 Term AA Advance, the Sixth Issuer Series 3 Term AA Advance, the Sixth Issuer Series 4 Term AA Advance and the Sixth Issuer Series 5 Term AA Advance until all such Sixth Issuer Term AA Advances are fully repaid; and

        (c) thirdly, pro rata and pari passu according to the respective amounts outstanding thereof, the Sixth Issuer Series 1 Term BBB Advance, the Sixth Issuer Series 2 Term BBB Advance, the Sixth Issuer Series 3 Term BBB Advance, the Sixth Issuer Series 4 Term BBB Advance and the Sixth Issuer Series 5 Term BBB Advance until all such Sixth Issuer Term BBB Advances are fully repaid.

5.9     REPAYMENT FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY

        Following the enforcement of the Funding Security pursuant to the terms of the Funding Deed of Charge, the Sixth Issuer Intercompany Loan shall be repaid in the manner described in PART III of SCHEDULE 3 to the Funding Deed of Charge (as the same shall be amended from time to time).

5.10 BULLET TERM ADVANCE AND SCHEDULED AMORTISATION TERM ADVANCES DEEMED TO BE PASS THROUGH TERM ADVANCES

(a) Subject to the terms of PART II of SCHEDULE 3 to the Funding Deed of Charge, if a Trigger Event occurs, the Sixth Issuer Security is enforced or the Funding Security is enforced, then monies (if any) accumulating for the Sixth Issuer Series 1 Term AAA Advance, the Sixth Issuer Series 2 Term AAA Advance, the Sixth Issuer Series 3 Term AAA Advance or the Sixth Issuer Series 4 Term AAA Advances will be available, on and from the date of the relevant occurrence, for application in accordance with CLAUSES 5.6, 5.7, 5.8 or 5.9 hereof (as applicable) (and for the avoidance of doubt, will not be available solely for repayment of the Sixth Issuer Series 1 Term AAA Advance and/or the Sixth Issuer Series 2 Term AAA Advance and/or the Sixth Issuer Series 3 Term AAA Advance and/or the Sixth Issuer Series 4 Term AAA Advances, as applicable, subject to the terms of PART II of SCHEDULE 3 to the Funding Deed of Charge).

(b) Subject to the terms of PART II of SCHEDULE 3 to the Funding Deed of Charge, if a Trigger Event occurs, the Funding Security is enforced or the Sixth Issuer Security is enforced, then (i) the Scheduled Repayment Dates of the Sixth Issuer Series 1 Term AAA Advance, the Sixth Issuer Series 2 Term AAA Advance, the Sixth Issuer Series 3 Term AAA Advance and the Sixth Issuer Series 4 Term AAA Advances will cease to apply and
        (ii) the Sixth Issuer Series 1 Term AAA Advance, the Sixth Issuer Series 2 Term AAA Advance, the Sixth Issuer Series 3 Term AAA Advance and the Sixth Issuer Series 4 Term AAA Advances shall be deemed to be Payable Pass Through Term Advances.

5.11 ACKNOWLEDGEMENT OF FIRST ISSUER INTERCOMPANY LOAN, SECOND ISSUER INTERCOMPANY LOAN, THIRD ISSUER INTERCOMPANY LOAN, FOURTH INTERCOMPANY LOAN AND FIFTH ISSUER INTERCOMPANY LOAN

        The Sixth Issuer hereby acknowledges and agrees that Funding has entered into an intercompany loan agreement with Holmes Financing (No. 1) PLC (the "FIRST ISSUER") dated 26th July, 2000 (the "FIRST ISSUER INTERCOMPANY LOAN AGREEMENT"), an intercompany loan agreement with Holmes Financing (No. 2) PLC (the "SECOND ISSUER") dated 29th November, 2000 (the "SECOND ISSUER INTERCOMPANY LOAN AGREEMENT"), an intercompany loan agreement with Holmes Financing (No. 3) PLC (the "THIRD ISSUER") dated 23rd May, 2001 (the "THIRD ISSUER INTERCOMPANY LOAN AGREEMENT"), an intercompany loan agreement with Holmes Financing (No.4) PLC (the "FOURTH ISSUER") dated 5th July, 2001 (the "FOURTH INTERCOMPANY LOAN AGREEMENT") and an intercompany loan agreement with Holmes Financing (No.5) PLC (the "FIFTH ISSUER") dated 8th November, 2001 (the "FIFTH INTERCOMPANY LOAN AGREEMENT") and accordingly, the obligation of Funding to repay this Sixth Issuer Intercompany Loan, the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Fourth Intercompany Loan and the Fifth Intercompany Loan will depend on the Term Advance Ratings of the various Term Advances made to Funding under this Sixth Issuer Intercompany Loan Agreement, the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement and the Fifth Issuer Intercompany Loan Agreement and the provisions of SCHEDULE 3 to the Funding Deed of Charge.

5.12    ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS

        The Sixth Issuer hereby acknowledges and agrees that from time to time Funding may enter into New Intercompany Loans with New Issuers and that the obligation of Funding to repay this Sixth Issuer Intercompany Loan, the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Fourth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the individual Term Advances made to Funding under any of this Sixth Issuer Intercompany Loan, the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Fourth Issuer Intercompany Loan and the Fifth Issuer Intercompany Loan and the provisions of Schedule 3 to the Funding Deed of Charge. The Sixth Issuer further acknowledges and agrees that PARTS I, II and III OF SCHEDULE 3 to the Funding Deed of Charge will be amended to reflect the entry by Funding into New Intercompany Loans and related agreements from time to time and agrees to execute such documents as are necessary or required by the Rating Agencies or otherwise for the purpose of including the New Issuer, any New Funding Swap Provider, any New Start-up Loan Provider or any other person who has executed an Accession Undertaking in the Transaction Documents.

6.      CERTAIN FEES, ETC.

6.1     FEE FOR PROVISION OF SIXTH ISSUER TERM ADVANCES

        Funding shall (except in the case of payments due under paragraphs (c), (e), (g) and (k) below, which shall be paid when due) on each Interest Payment Date pay to the Sixth Issuer for same day value to the Sixth Issuer Sterling Account a fee for the provision of the Sixth Issuer Term Advances. Such fee shall be an amount or amounts in the aggregate equal to the following:

        (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Sixth Issuer Security Trustee pursuant to the Sixth Issuer Deed of Charge together with interest thereon as provided therein;

        (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the Sixth Issuer Trust Deed together with interest thereon as provided therein;

        (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Sixth Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

        (d) the fees, costs and expenses due and payable to the Paying Agents, the Swiss Paying Agents, the Registrar, the Transfer Agent and the Agent Bank pursuant to the Sixth Issuer Paying Agent and Agent Bank Agreement and the Sixth Issuer Swiss Paying Agent and Agent Bank Agreement, as applicable;

        (e) any amounts due and payable by the Sixth Issuer to the Inland Revenue in respect of the Sixth Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Sixth Issuer and subject to the terms of the Sixth Issuer Deed of Charge) or any other Taxes payable by the Sixth Issuer;

        (f) all amounts of interest, commitment fees and other sums due (including any indemnity payment) or overdue to the Sixth Issuer Liquidity Facility Provider under the terms of the Sixth Issuer Liquidity Facility Agreement and/or the fees, costs, liabilities and expenses incurred or paid by the Sixth Issuer in connection with it entering into any replacement liquidity facility;

        (g) the fees, costs, charges, liabilities and expenses due and payable to the Sixth Issuer Account Banks, pursuant to the Sixth Issuer Bank Account Agreement (if any);

        (h) the fees, costs, charges, liabilities and expenses due and payable to the Sixth Issuer Cash Manager, pursuant to the Sixth Issuer Cash Management Agreement;

        (i) any termination payment due and payable by the Sixth Issuer to any Sixth Issuer Swap Provider, pursuant to any Sixth Issuer Swap Agreement;

        (j) the fees, costs, charges and liabilities and expenses due and payable to the Corporate Services Provider pursuant to the Sixth Issuer Corporate Services Agreement;

        (k)     an amount equal to "G" where G is calculated as follows:

                G = (A - D - H) or, if such calculation is less than zero, then G shall be zero where,

                A = 0.01 per cent of the interest amounts paid by Funding to the Sixth Issuer on the Sixth Issuer Term Advances on the immediately preceding Interest Payment Date;

                D =     E - F

                        where,

                        E = the interest amounts (which excludes those fee amounts in this CLAUSE 6.1) paid by Funding to the Sixth Issuer on the Sixth Issuer Term Advances on the immediately preceding Interest Payment Date; and

                        F = amounts paid by the Sixth Issuer under paragraphs (e) to (h) of the Sixth Issuer Pre-Enforcement Revenue Priority of Payments on the immediately preceding Interest Payment Date; and

                H = the cumulative aggregate of (D - A) as calculated on each previous Interest Payment Date. If such cumulative aggregate of (D - A) is less than zero, then H shall be zero;

        (l) any other amounts due or overdue by the Sixth Issuer to third parties including the Rating Agencies and the amounts paid by the Sixth Issuer under the Subscription Agreements and the Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (b) to
                (k) above; and

        (m) if on any Interest Payment Date there are Sixth Issuer Principal Receipts remaining in the Sixth Issuer Bank Accounts, an amount equal to the difference between (i) the interest that would be earned by the Sixth Issuer on such Sixth Issuer Principal Receipts remaining in the Sixth Issuer Bank Accounts during the next succeeding Interest Period and (ii) the interest that would be payable by the Sixth Issuer applying the weighted average rate of interest payable on the relevant Sixth Issuer Currency Swap Agreement due for repayment at the end of that Interest Period to such Sixth Issuer Principal Receipts remaining in the Sixth Issuer Bank Accounts, together with, (i) in respect of taxable supplies made to the Sixth Issuer, an amount in respect of any value added tax or similar tax payable in respect thereof against production of a valid tax invoice; and (ii) in respect of taxable supplies made to a person other than the Sixth Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Sixth Issuer Pre-Enforcement Revenue Priority of Payments in the Sixth Issuer Cash Management Agreement.

6.2     SET-OFF

        Funding and each of the other parties to the Sixth Issuer Intercompany Loan Agreement agree that the Sixth Issuer shall be entitled to set-off those amounts due and payable by Funding pursuant to this CLAUSE 6 on the Closing Date against the amount to be advanced by the Sixth Issuer to Funding by way of the Sixth Issuer Term Advances on the Closing Date.

7.      APPLICATION OF CERTAIN PROVISIONS

        The provisions set out in CLAUSE 4.2 (Limited Recourse) of the Intercompany Loan Term and Conditions shall apply to:

        (a)     the Sixth Issuer Term AA Advances; and

        (b)     the Sixth Issuer Term BBB Advances.

8.      DECLARATION OF TRUST

        The Sixth Issuer declares the Security Trustee, and the Security Trustee hereby declares itself, trustee of all the covenants, undertakings, rights, powers, authorities and discretions in, under or in connection with this Agreement for the Sixth Issuer Secured Creditors in respect of the

        Sixth Issuer Secured Obligations owed to each of them respectively upon and subject to the terms and conditions of the Sixth Issuer Deed of Charge.

9.      ADDRESSES

        The addresses referred to in CLAUSE 18.4 of the Intercompany Loan Terms and Conditions are as follows:

        THE SECURITY TRUSTEE:

        For the attention of: Manager, Trust Administration

        Address:              Trinity Tower, 9 Thomas More Street, London E1W
                              1YT

        Facsimile:            (44) 20 7777 5410

        THE SIXTH ISSUER:

        For the attention of: Securitisation Team, Business Relationship
                              Management

        Address: Holmes Financing (No. 6) PLC c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes, MK9 1AN

        Facsimile:            (44) 1908 343 019

        FUNDING:

        For the attention of: Securitisation Team, Business Relationship
                              Management___

        Address: Holmes Funding Limited c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes, MK9 1AN

        Facsimile:            (44) 1908 343 019

        RATING AGENCIES:

        MOODY'S:

        Address:              2 Minster Court
                              Mincing Lane
                              London EC3R 7XB

        For the attention of: Nick Lindstrom

        Telephone:            (44) 20 7621 9068

        Facsimile:            (44) 20 7772 5400

        S&P:

        Address:              Garden House
                              18 Finsbury Circus
                              London EC2M 7BP

        For the attention of: Structured Finance Surveillance Group

        Telephone:            (44) 20 7826 3800

        Facsimile:            (44) 20 7826 3598

        FITCH:

        Address:              Eldon House
                              2 Eldon Street
                              London EC2M 7UA

        For the attention of: European Structured Finance

        Telephone:            (44) 20 7417 4222

        Facsimile:            (44) 20 7417 6262

                                   SCHEDULE 1


                   CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN


1.      AUTHORISATIONS

        (a) A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name of Funding.

        (b) A copy of a resolution of the board of directors of Funding authorising the entry into, execution and performance of each of the Transaction Documents to which Funding is a party and authorising specified persons to execute those on its behalf.

        (c)     A certificate of a director of Funding certifying:

                (i)     that each document delivered under this paragraph 1 of
                        Schedule 1 is correct, complete and in full force and effect as at a date no later than the date of execution of the Sixth Issuer Intercompany Loan Agreement and undertaking to notify the Security Trustee if that position should change prior to the first Drawdown Date; and

                (ii) as to the identity and specimen signatures of the directors and signatories of Funding.

2.      SECURITY

        (a)     The Funding Deed of Charge duly executed by the parties thereto.

        (b) Duly completed bank account mandates in respect of the Funding GIC Account and the Funding Transaction Account.

        (c)     Security Power of Attorney for Funding.

3.      LEGAL OPINION

        Legal opinions of:

        (a) Allen & Overy, English legal advisers, addressed to the Security Trustee;

        (b) Slaughter and May, English legal advisers to the Seller, the Sixth Issuer and Funding, addressed to the Security Trustee;

        (c) Cleary, Gottlieb, Steen & Hamilton, U.S. legal advisers to the Seller, the Sixth Issuer and Funding, addressed to the Security Trustee;

        (d) Niederer Kraft & Frey, Swiss legal advisers to the Security Trustee, the Sixth Issuer and Funding, addressed to the Security Trustee; and

        (e) Tods Murray WS, Scottish legal advisors, addressed to the Security Trustee.

4.      TRANSACTION DOCUMENTS

        Duly executed copies of:

        (a)     the Servicing Agreement;

        (b)     the Mortgages Trust Deed;

        (c)     the Abbey Deed and Power of Attorney;

        (d) the Funding Deed of Charge (including the First Deed of Accession, the Second Deed of Accession, the Third Deed of Accession, the Fourth Deed of Accession and the Fifth Deed of Accession);

        (e)     the Funding Swap Agreement (including the Deed of Amendment);

        (f)     the Corporate Services Agreement;

        (g) the Funding Liquidity Facility Agreement (including the Amendment Agreement to the Funding Liquidity Facility Agreement);

        (h) the First Intercompany Loan Agreement, the Second Intercompany Loan Agreement, the Third Intercompany Loan Agreement, the Fourth Intercompany Loan Agreement, the Fifth Intercompany Loan Agreement and the Sixth Intercompany Loan Agreement;

        (i) the Cash Management Agreement (including the Amendment Agreement to Cash Management Agreement);

        (j)     the Bank Account Agreement;

        (k)     the Funding Guaranteed Investment Contract;

        (l) the First Start-up Loan Agreement, the Second Start-up Loan Agreement, the Third Start-up Loan Agreement, the Fourth Start-up Loan Agreement, the Fifth Start-up Loan Agreement and the Sixth Start-up Loan Agreement;

        (m)     the Mortgage Sale Agreement;

        (n) the Scottish Trust Deed (in relation to Scottish Loans assigned to the Mortgages Trustee on the Sixth Issuer Closing Date);

        (o)     the Seller Power of Attorney;

        (p)     the Insurance Acknowledgements;

        (q)     the Sixth Issuer Deed of Charge;

        (r)     the Sixth Issuer Cash Management Agreement;

        (s)     the Currency Swap Agreements;

        (t)     the Sixth Issuer Liquidity Facility Agreement;

        (u)     the Sixth Issuer Bank Account Agreement;

        (v)     the Sixth Issuer Post-Enforcement Call Option Agreement;

        (w)     the Sixth Issuer Corporate Services Agreement;

        (x)     the Sixth Issuer Trust Deed;

        (y)     the Sixth Issuer Global Notes;

        (z)     the Sixth Issuer Paying Agent and Agent Bank Agreement;

        (aa)    the Sixth Issuer Swiss Paying Agent and Agent Bank Agreement;

        (bb)    the Mortgages Trustee Guaranteed Investment Contract; and

        (cc) the Amended and Restated Master Definitions and Construction Schedule, the First Issuer Master Definitions and Construction Schedule, the Second Issuer Master Definitions and Construction Schedule, the Third Issuer Master Definitions and Construction Schedule, the Fourth Issuer Master Definitions and Construction Schedule, the Fifth Issuer Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule.

5.      BOND DOCUMENTATION

        (a) Confirmation that the Sixth Issuer Notes have been issued and the subscription proceeds received by the Sixth Issuer; and

        (b) Copy of the Prospectus, the Offering Circular and the Swiss Prospectus.

6.      MISCELLANEOUS

        Solvency certificates from Funding signed by two directors of Funding in or substantially in the form set out in Schedule 2 to the Intercompany Loan Terms and Conditions.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.


FUNDING

SIGNED for and on behalf of                            )
HOLMES FUNDING LIMITED                                 )


SIXTH ISSUER

SIGNED for and on behalf of                            )
HOLMES FINANCING (NO. 6) PLC                           )


SECURITY TRUSTEE

SIGNED for and on behalf of                            )
JPMORGAN CHASE BANK,                                   )
LONDON BRANCH                                          )


AGENT BANK

SIGNED  for and on behalf of                           )
JPMORGAN CHASE BANK,                                   )
LONDON BRANCH                                          )